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                                                                   EXHIBIT 10.22




                          MANAGEMENT SERVICES CONTRACT

September 30, 1996

Blue Ridge Group, Inc. hereby agrees to provide Blue Ridge Energy, Inc. with the following services:

    1.   General Management
    2.   Administration
    3.   Financial and Accounting Records
    4.   Tax and Audit Preparation

As compensation for these services Blue Ridge Group, Inc. will receive a monthly fee of $20,000.00 on the 30th day of the month in which such services are performed. This contract will continue in force indefinitely or until such time as it is terminated by either party with a 30 day written notice.

Agreed to and Accepted by:             Agreed to and Accepted by:
Blue Ridge Group, Inc.                 Blue Ridge Energy, Inc.

/s/ ROBERT D. BURR                     /s/ JAMES T. COOK, JR.
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